                                                                   Exhibit 99.23

                               10X MARKETING, LLC
                                    REPORT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                       AND
                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                                       AND

                           MARCH 31, 2005 (UNAUDITED)

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheets as of March 31, 2005 (Unaudited), December 31, 2004
   and 2003                                                                  F-3

Statements of Operations for the Three Months Ended March 31, 2005 and
   2004 (Unaudited) and for the Years Ended December 31, 2004 and 2003       F-4

Statements of Members' Deficit for the Years Ended December 31, 2003 and
   2004 and for the Three Months ended March 31, 2005 (Unaudited)            F-5

Statements of Cash Flows for the Three Months Ended March 31, 2005 and
   2004 (Unaudited) and for the Years Ended December 31, 2004 and 2003       F-6

Notes to Financial Statements                                                F-8

        HANSEN, BARNETT & MAXWELL             REGISTERED WITH THE PUBLIC COMPANY
       A Professional Corporation                 ACCOUNTING OVERSIGHT BOARD
      CERTIFIED PUBLIC ACCOUNTANTS
                   AND                             an independent member of
          BUSINESS CONSULTANTS                 (BAKER TILLY INTERNATIONAL LOGO)

        5 Triad Center, Suite 750
      Salt Lake City, UT 84180-1128
          Phone: (801) 532-2200
           Fax: (801) 532-7944
             www.hbmcpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
10x Marketing, LLC

We have audited the accompanying balance sheets of 10x Marketing LLC (the "Company") as of December 31, 2004 and 2003, and the related statements of operations, members' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board of the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board of the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 10x Marketing, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, has suffered losses from operations, has had negative cash flows from operating activities, has negative working capital and a capital deficiency. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
June 16, 2005

                               10X MARKETING, LLC
                                 BALANCE SHEETS

                                                               MARCH 31,         DECEMBER 31,
                                                                  2005      ---------------------
                                                              (UNAUDITED)      2004        2003
                                                              -----------   ---------   ---------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                   $  8,143     $   2,100   $   4,373
   Trade accounts receivable, net of allowance for doubtful
      accounts of $1,041, $1,041 and $539, respectively          55,331        44,805      17,561
   Other current assets                                           4,400         7,400         400
                                                               --------     ---------   ---------
   TOTAL CURRENT ASSETS                                          67,874        54,305      22,334
                                                               --------     ---------   ---------
PROPERTY AND EQUIPMENT, NET                                      27,473        28,052      31,061
                                                               --------     ---------   ---------
TOTAL ASSETS                                                   $ 95,347     $  82,357   $  53,395
                                                               ========     =========   =========
LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                            $  2,032     $   5,005   $   5,196
   Accrued salaries and wages                                    16,323        13,994       8,244
   Accrued liabilities                                           10,682        11,440       4,024
   Line of credit                                                35,000        25,000      22,000
   Advance from member                                           73,686        74,686      77,686
   Current portion of notes payable                              13,312        13,312      52,572
   Current portion of notes payable to member                    30,705         6,248       5,827
                                                               --------     ---------   ---------
   TOTAL CURRENT LIABILITIES                                    181,740       149,685     175,549
                                                               --------     ---------   ---------

LONG TERM LIABILITIES
   Notes payable, net of current portion                         11,032        14,274      22,151
   Notes payable to member, net of current portion                   --        24,457      31,474
                                                               --------     ---------   ---------
   TOTAL LONG TERM LIABILITIES                                   11,032        38,731      53,625
                                                               --------     ---------   ---------
TOTAL LIABILITIES                                               192,772       188,416     229,174
                                                               --------     ---------   ---------
COMMITMENTS AND CONTINGENCIES                                        --            --          --
MEMBERS' DEFICIT, NO MEMBERSHIP UNITS ISSUED                    (97,425)     (106,059)   (175,779)
                                                               --------     ---------   ---------
TOTAL LIABILITIES AND MEMBERS' DEFICIT                         $ 95,347     $  82,357   $  53,395
                                                               ========     =========   =========

   The accompanying notes are an integral part of these financial statements.

                               10X MARKETING, LLC
                            STATEMENTS OF OPERATIONS

                                           THREE MONTH ENDED MARCH 31,
                                           ---------------------------   YEARS ENDED DECEMBER 31,
                                                2005          2004       ------------------------
                                            (UNAUDITED)   (UNAUDITED)        2004       2003
                                            -----------   -----------      --------   --------
Revenue                                       $160,016      $100,552       $557,880   $394,006
Cost of revenue                                 63,233        29,698        225,408    209,087
                                              --------      --------       --------   --------
GROSS PROFIT                                    96,783        70,854        332,472    184,919
                                              --------      --------       --------   --------
OPERATING EXPENSES
   General and administrative                   35,713        28,047        159,358    138,538
   Selling and marketing                        37,713        17,819         81,576     51,188
   Research and development                     13,265         6,364         15,683      5,639
                                              --------      --------       --------   --------
TOTAL OPERATING EXPENSES                        86,691        52,230        256,617    195,365
                                              --------      --------       --------   --------
INCOME (LOSS) FROM OPERATIONS                   10,092        18,624         75,855    (10,446)
OTHER EXPENSE                                       --            --            392      1,312
INTEREST EXPENSE                                 1,458         2,143          5,743      9,552
                                              --------      --------       --------   --------
NET INCOME (LOSS)                             $  8,634      $ 16,481       $ 69,720   $(21,310)
                                              ========      ========       ========   ========
PRO FORMA NET INCOME (LOSS) (UNAUDITED):
NET INCOME (LOSS), AS REPORTED                $  8,634      $ 16,481       $ 69,720   $(21,310)
Pro forma provision for income tax                  --            --        (26,006)        --
                                              --------      --------       --------   --------
NET INCOME (LOSS), PRO FORMA                  $  8,634      $ 16,481       $ 43,714   $(21,310)
                                              ========      ========       ========   ========

   The accompanying notes are an integral part of these financial statements.

                               10X MARKETING, LLC
                          STATEMENTS OF MEMBERS DEFICIT
            FOR THE THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED) AND
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004

                              MEMBERSHIP    MEMBERS'
                                 UNITS      DEFICIT
                              ----------   ---------
BALANCE - JANUARY 1, 2003         --       $(154,469)
Net loss                          --         (21,310)
                                 ---       ---------
BALANCE - DECEMBER 31, 2003       --        (175,779)
Net income                        --          69,720
                                 ---       ---------
BALANCE - DECEMBER 31, 2004       --       $(106,059)
Net income                                     8,634
                                 ---       ---------
BALANCE - MARCH 31, 2005                   $ (97,425)
                                 ===       =========

   The accompanying notes are an integral part of these financial statements.

                               10X MARKETING, LLC
                            STATEMENTS OF CASH FLOWS

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,               YEARS ENDED
                                                         -------------------------       DECEMBER 31,
                                                            2005           2004      -------------------
                                                         (UNAUDITED)   (UNAUDITED)     2004       2003
                                                         -----------   -----------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                         $  8,634      $ 16,481     $ 69,720   $(21,310)
Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
      Depreciation                                           2,468         2,080        8,460      7,418
      Bad debt expense provision                                --            --          502        539
      Loss on sale of equipment                                 --            --          390      3,367
   Changes in assets and liabilities:
         Trade accounts receivable                         (10,526)       16,453      (27,746)    51,128
         Other current assets                                3,000            --       (7,000)     1,262
         Accounts payable                                   (2,973)       (3,416)       1,129    (81,104)
         Accrued salaries and wages                          2,329         3,286        5,750      8,244
         Accrued liabilities                                  (758)          (47)       6,096    (58,159)
                                                          --------      --------     --------   --------
         Total adjustments                                  (6,460)       18,356      (12,419)   (67,305)
                                                          --------      --------     --------   --------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       2,174        34,837       57,301    (88,615)
                                                          --------      --------     --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                          (1,889)           --       (6,140)    (7,959)
Proceeds from sale of equipment                                 --            --          300         --
                                                          --------      --------     --------   --------
   NET CASH USED IN INVESTING ACTIVITIES                    (1,889)           --       (5,840)    (7,959)
                                                          --------      --------     --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable to member                            --            --          168     45,928
Principal payments on notes payable to member                   --        (1,410)      (6,764)   (14,389)
Proceeds from advances from members                             --            --           --     88,407
Repayments of advances from members                         (1,000)           --       (3,000)   (10,721)
Proceeds from note payable                                  (3,242)       (6,850)         172     14,027
Principal payments on notes payable                             --            --      (47,310)   (14,303)
Net borrowings under line of credit agreement               10,000       (22,000)       3,000     14,000
                                                          --------      --------     --------   --------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       5,758       (30,260)     (53,734)   122,949
                                                          --------      --------     --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         6,043         4,577       (2,273)    26,375
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR               2,100         4,373        4,373    (22,002)
                                                          --------      --------     --------   --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                  $  8,143      $  8,950     $  2,100   $  4,373
                                                          ========      ========     ========   ========

   The accompanying notes are an integral part of these financial statements.

                               10X MARKETING, LLC
                            STATEMENTS OF CASH FLOWS
                                   (continued)

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,             YEARS ENDED
                                                                      -------------------------     DECEMBER 31,
                                                                          2005          2004      ---------------
                                                                      (UNAUDITED)   (UNAUDITED)    2004     2003
                                                                      -----------   -----------   ------   ------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                                 $1,535        $1,765     $7,063   $8,232

NONCASH INVESTING AND FINANCING ACTIVITIES
Increase in note payable to member for contributed office equipment      $   --        $   --     $   --   $5,762

   The accompanying notes are an integral part of these financial statements.

                               10X MARKETING, LLC
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION WITH RESPECT TO MARCH 31, 2005 AND TO THE THREE
           MONTHS MARCH 31, 2005 AND 2004 IS CONDENSED AND UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

10x Marketing Inc. was formed in August of 2002 as a Utah Corporation taxed under the provisions of Subchapter S of the Internal Revenue Code. In January 2003 10x Marketing, Inc. filed articles of conversion with the State of Utah and became 10x Marketing, LLC. 10x Marketing, LLC is referred to hereinafter as "the Company".

NATURE OF OPERATIONS - The Company uses proprietary software tools and repeatable processes to increase the exposure of client websites on various search engines. This process is known as search engine optimization. While search engine optimization is the flagship service, the Company also provides other products and services including pay-per-click (PPC) management, affiliate program management, conversion rate enhancement, site tracking tools, and internet market research.

UNAUDITED INFORMATION - The balance sheet as of March 31, 2005, and the statements of operations, stockholders' deficit, and cash flows for the three months ended March 31, 2005 and 2004, have been prepared by the Company without audit. In the opinion of management, all adjustments to the books and accounts (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in financial position of the Company as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted for the periods ended March 31, 2005 and 2004. The results of operations for the period ended March 31, 2005, are not necessarily indicative of the results to be expected for the full year.

PRO FORMA NET INCOME (LOSS) (UNAUDITED) - As discussed in Note 9, the Company was aquired on June 6, 2005 by Vista.com Inc. The pro forma information contained on the statement of operations has been presented to show net income
(loss) had this acquisition taken place on January 1, 2004. Has this occurred, the Company would have been subject to income tax and the income would not have been allocated and taxed to each member

USE OF ESTIMATES - In preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

REVENUE RECOGNITION - Revenue is recognized when services are performed for the client under the terms and conditions set forth in the contract and collectibility is deemed probable. The Company invoices the client for set monthly fees as well as hourly charges at the end of each month. Contracts range from one to twelve months in duration with an automatic renewal clause for continued, uninterrupted service. The most common contract sold is for twelve months.

The Company earns revenue from services which include the following: search engine optimization, PPC management, affiliate program management, conversion rate enhancement, site tracking tools, and internet market research. The Company's most highly promoted services is the Internet Marketing Advantage Program or iMAP. The iMAP package is a suite of services that provides a complete and comprehensive internet marketing solution for each client.

                               10X MARKETING, LLC
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION WITH RESPECT TO MARCH 31, 2005 AND TO THE THREE
           MONTHS MARCH 31, 2005 AND 2004 IS CONDENSED AND UNAUDITED)

CASH AND CASH EQUIVALENTS - The Company considers all highly-liquid, short-term investments with an original maturity of three months or less to be cash equivalents.

TRADE ACCOUNTS RECEIVABLE - Trade accounts receivable are carried at original invoice amounts less an estimate for doubtful receivables. Management estimates the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

PROPERTY AND EQUIPMENT - Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated service lives. Leasehold improvements are amortized over the shorter of the life of the lease or the service life of the improvements. The straight-line method of depreciation and amortization is followed for financial reporting purposes. Maintenance, repairs, and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in the results of operations.

IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred that indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows from the related asset or group of assets over their estimated remaining life in determining whether the value of the assets are recoverable. The amount of impairment, if necessary, is measured as the excess of cost over the discounted net future cash flows.

MEMBER OWNERSHIP - The Company has not issued membership units to individual members; instead, each individual member owns a specific percentage of the Company.

INCOME TAXES - The Company's operating agreement indicates it will be operated in accordance with the provisions of the Utah Limited Liability Company Act in order to be treated as a partnership for federal and state income tax purposes. Consequently, the Company is not subject to income taxes because income or loss is allocated and taxed to each member of the Company according to their individual ownership percentage.

CONCENTRATIONS OF RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable. Generally, the Company evaluates the client's ability to pay prior to providing services. The Company generally does not require collateral. The Company periodically reviews accounts receivable for amounts considered uncollectible. The Company's policy is to maintain a reserve adequate to cover any amounts that may be specifically identified and write off any balances deemed uncollectible. Allowances are maintained for potential credit losses, and such losses have been within management's expectations. At December 31, 2004 and 2003, this allowance was $1,041 and $539, respectively. For the years ended December 31, 2004 and 2003, bad debt expense totaled $502 and $539, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value of the Company's cash and cash equivalents, trade accounts receivable and trade accounts payable approximates their fair values due to their short-term nature. The carrying amount reported in the balance sheet for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar

                               10X MARKETING, LLC
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION WITH RESPECT TO MARCH 31, 2005 AND TO THE THREE
           MONTHS MARCH 31, 2005 AND 2004 IS CONDENSED AND UNAUDITED)

current borrowings. Though the advance from member is non-interest bearing, the fact that it is due on demand causes the fair value to approximate its carrying value.

NOTE 2 - REALIZATION OF ASSETS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. Recoverability of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain or replace present financing, to acquire additional capital from investors, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company intends to aggressively pursue additional clients to fund operations. There can be no assurance that management's plans will materialize, be successful or be on terms acceptable to the Company.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment and estimated service lives consist of the following:

                                                       ESTIMATED
                                                     SERVICE LIVES
December 31,                       2004      2003       IN YEARS
------------                     -------   -------   -------------
Computer equipment               $38,022   $33,612         5
Furniture and fixtures             8,751     8,220         5
                                 -------   -------
                                  46,773    41,832
Less: accumulated depreciation    18,721    10,771
                                 -------   -------
Property and Equipment, Net      $28,052   $31,061
                                 =======   =======

Depreciation expense for the years ended December 31, 2004 and 2003 was $8,460 and $7,418, respectively.

NOTE 4 - ADVANCE FROM MEMBER

The Company received an advance from one of its members. The advance does not accrue interest, does not require a minimum payment and is due on demand. As of December 31, 2004 and 2003 the balance of the advance was $74,686 and $77,686 respectively.

                               10X MARKETING, LLC
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION WITH RESPECT TO MARCH 31, 2005 AND TO THE THREE
           MONTHS MARCH 31, 2005 AND 2004 IS CONDENSED AND UNAUDITED)

NOTE 5 - NOTES PAYABLE

Notes payable consisted of the following:

December 31,                                                  2004       2003
------------                                                --------   --------
Note payable to an individual, interest at 8%, matured in
   August 2004, personally guaranteed by member             $     --   $ 39,791
Note payable to a third party, interest at 7%, matures
   February 2006, secured by assets of the Company,
   personally guaranteed by member                            27,586     34,932
                                                            --------   --------
Total Notes Payable                                           27,586     74,723
Less Current Maturities                                      (13,312)   (52,572)
                                                            --------   --------
Long-Term Notes Payable                                     $ 14,274   $ 22,151
                                                            ========   ========

Annual maturities of notes payable as of December 31, 2004 are as follows:

Year Ending December 31,
------------------------
2005                       $13,312
2006                        14,274
                           -------
Total                      $27,586
                           =======

NOTE 6 - NOTES PAYABLE TO MEMBER

Notes payable to member consisted of the following:

DECEMBER 31,                                          2004      2003
------------                                        -------   -------
Note payable to a member, interest at 6%, matures
   July 2009, unsecured                             $30,705   $37,301
Less Current Maturities                              (6,248)   (5,827)
                                                    -------   -------
Long-Term Notes Payable to Member                   $24,457   $31,474
                                                    =======   =======

                               10X MARKETING, LLC
                          NOTES TO FINANCIAL STATEMENTS
          (INFORMATION WITH RESPECT TO MARCH 31, 2005 AND TO THE THREE
           MONTHS MARCH 31, 2005 AND 2004 IS CONDENSED AND UNAUDITED)

Annual maturities of notes payable to member as of December 31, 2004 for each of the next five years are as follows:

Year Ending December 31,
------------------------
2005                       $ 6,248
2006                         6,633
2007                         7,043
2008                         7,475
2009                         3,306
                           -------
Total                      $30,705
                           =======

NOTE 7 - LEASES

The Company conducts a substantial portion of its operations utilizing facilities under operating lease agreements. From May 1, 2002 to June 30, 2003 the Company leased facilities for approximately $1,350 per month. On July 1, 2003 the Company entered into a new lease agreement for smaller facilities at a cost of approximately $1,015 per month. This lease expired June 30, 2004. Since that time the Company has continued to use the facilities on a month-to-month basis. Rental expense for operating leases totaled $12,339 and $16,595 for 2004 and 2003, respectively.

NOTE 8 - LINE OF CREDIT

The Company has a line of credit with a bank bearing interest at 6.5% per annum maturing September 2005 that is collateralized by furniture and equipment. The total amount available to the Company to draw from the bank is $50,000. As of December 31, 2004 and 2003, the Company owed the bank amounts drawn on the line of credit totaling $25,000 and $22,000, respectively.

NOTE 9 - SUBSEQUENT EVENTS

On June 6, 2005, the Company entered into an agreement to be acquired by Vista.com, Inc. In exchange for 100% of the membership interest of the Company, the members of the Company received 630,000 shares of common stock of Vista.com, Inc. Of the 630,000 shares, 126,000 are being held back pending any warranties made by the Company that may not have been correct. No later than 10 days after the second anniversary of the closing of the sale, these shares are to be delivered to the members of the Company. In addition, the note payable and the advance to the members were converted into shares of common stock of Vista.com, Inc. The balance of the note and advance that were converted to common stock was $30,500 and $73,500, respectively. These balances were converted into 20,333 and 49,000 shares of Vista.com common stock, respectively, at the rate of 1 share for each $1.50. As a result of this conversion, the notes are considered to be paid in full.